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                                                                             EXHIBIT 11.1
                                              CAI WIRELESS SYSTEMS, INC.
                                         COMPUTATION OF LOSS PER COMMON SHARE


                                                                                          QUARTER ENDED DECEMBER 31,
                                                                                        ------------------------------
                                                                                              1997            1996
                                                                                              ----            ----
BASIC LOSS PER COMMON SHARE
     1                Net loss                                                            $(40,926,038)   $(21,015,790)
     2                Less preferred dividends                                              (3,850,594)     (3,306,003)
                                                                                          -------------   -------------
     3                Loss applicable to common shareholders                              $(44,776,632)   $(24,321,793)
                                                                                          =============   =============
     4                Weighted average shares outstanding                                   40,540,539      40,464,356
     5                Add additional shares issuable upon exercise of
                        outstanding stock options and warrants *                                     -               -
                                                                                          -------------   -------------
     6                Adjusted weighted average shares outstanding                          40,540,539      40,464,356
                                                                                          =============   =============
     7                Net loss per common share  (line 3 <divide> line 6)                       $(1.10)         $(0.60)
                                                                                                =======         =======
FULLY DILUTED LOSS PER COMMON SHARE:
     8                Line 3 above                                                        $(44,776,632)   $(24,321,793)
     9                Add back preferred dividends                                           3,850,594       3,306,003
    10                Add back interest, net of tax, assuming conversion of Term Notes         999,000         459,000
    11                Add back interest, net of tax, assuming proceeds from
                        exercise of warrants and options in excess of the
                        20% treasury stock buyback applied against
                        short-term debt                                                      1,023,000       4,694,000
                                                                                          -------------   -------------
    12                Adjusted net loss                                                   $(38,904,038)   $(15,862,790)
                                                                                          =============   =============
    13                Weighted average shares outstanding  (line 4)                         40,540,539      40,464,356
    14                Add additional shares issuable upon the assumed exercise
                        of outstanding stock options                                         2,195,937       2,152,604
    15                Add additional shares issuable upon the assumed exercise
                        of BANX warrants (Term Notes and Senior Preferred Stock)            36,751,085      36,751,083
    16                Add additional shares issuable upon the assumed exercise
                        of other warrants                                                    5,083,563       2,235,541
    17                Add Series A preferred stock (not converted until November 1996)               -               -
    18                Deduct treasury stock repurchased with proceeds from the assumed
                        exercise of all options and warrants                                (8,108,108)     (8,108,108)
                                                                                          -------------   -------------
    19                Adjusted weighted average shares outstanding                          76,463,016      73,495,476
                                                                                          =============   =============
    20                Net loss per common share  (line 12 <divide> line 19)  **                 $(0.51)         $(0.22)
                                                                                                =======         =======
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 *  For the calculation of loss per share, the inclusion of the assumed exercise of options and warrants is not dilutive for the periods presented and, therefore, such assumed exercise is excluded from the per share calculations.

** The fully diluted loss per share is anti-dilutive and is, therefore, not presented in the Consolidated Statements of Operations.